Snowflake Reports Financial Results for the Fourth Quarter and Full Year of Fiscal 2021

•Product revenue of $178.3 million in the fourth quarter, representing 116% year-over-year growth
•Remaining performance obligations of $1.3 billion, representing 213% year-over-year growth
•4,139 total customers
•Net revenue retention rate of 168%
•77 customers with trailing 12-month product revenue greater than $1 million

SAN MATEO, Calif. - March 3, 2021 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its fourth quarter and full year of fiscal 2021, ended January 31, 2021.

Revenue for the quarter was $190.5 million, representing 117% year-over-year growth. Product revenue for the quarter was $178.3 million, representing 116% year-over-year growth. Remaining performance obligations were $1.3 billion, representing 213% year-over-year growth. Net revenue retention rate was 168% as of January 31, 2021. The company now has 4,139 total customers and 77 customers with trailing 12-month product revenue greater than $1 million. See the section titled “Key Business Metrics” for definitions of product revenue, remaining performance obligations, net revenue retention rate, total customers, and customers with trailing 12-month product revenue greater than $1 million.

“We finished our fiscal year with strong performance and reported triple-digit product revenue growth,” said Snowflake CEO, Frank Slootman. “Remaining performance obligations showed a robust increase year-on-year, reflecting strength in sales across the board. Coupled with this rapid growth, we saw improving operating efficiency while expanding our footprint globally. These results indicate that customers across multiple industries rely on the Snowflake Data Cloud to mobilize their data and enable breakthrough data strategies.”

Fourth Quarter Fiscal 2021 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the fourth quarter of fiscal 2021:

	Fourth Quarter Fiscal 2021 GAAP Results		Fourth Quarter Fiscal 2021 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$178.3	116%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$114.5	64%	$125.3	70%
Operating loss	($200.4)	(105%)	($46.0)	(24%)
Net cash provided by operating activities	$19.6
Free cash flow			$7.3	4%
Adjusted free cash flow			$17.3	9%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table entitled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.
Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Full-Year Fiscal 2021 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the full-year fiscal 2021:

	Full-Year Fiscal 2021 GAAP Results		Full-Year Fiscal 2021 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$553.8	120%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$360.0	65%	$380.4	69%
Operating loss	($543.9)	(92%)	($224.9)	(38%)
Net cash used in operating activities	($45.4)
Free cash flow			($85.7)	(14%)
Adjusted free cash flow			($71.6)	(12%)

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table entitled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.
Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the first quarter of fiscal 2022:

	First Quarter Fiscal 2022 GAAP Guidance		First Quarter Fiscal 2022 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$195 - $200	92 - 96%

			Margin
Operating loss			(23%)

	Amount (millions)
Weighted-average shares used to compute diluted net loss per share attributable to common stockholders - basic and diluted	289

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

The following table summarizes our guidance for the full-year fiscal 2022:

	Full-Year Fiscal 2022 GAAP Guidance		Full-Year Fiscal 2022 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$1,000 - $1,020	81 - 84%

			Margin
Product gross profit			71%
Operating loss			(19%)
Adjusted free cash flow			0%

	Amount (millions)
Weighted-average shares used to compute diluted net loss per share attributable to common stockholders - basic and diluted	295

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 2 p.m. Pacific Time on March 3, 2021. Investors and participants can register for the call in advance by visiting http://www.directeventreg.com/registration/event/3553798. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry.

The call will also be webcast live on the Snowflake Investor Relations website.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

▪Product gross profit and Operating income (loss). Our non-GAAP product gross profit and operating income (loss) measures exclude the effect of stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, amortization of acquired intangibles, and expenses associated with acquisitions and strategic investments. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

▪Free cash flow and Adjusted free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Adjusted free cash flow is defined as free cash flow plus cash paid on employer payroll tax-related items on employee stock transactions. Free cash flow margin and adjusted free cash flow margin are calculated as free cash flow or adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue includes compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally on the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing of renewals, the timing of purchases of additional capacity, average contract terms, seasonality, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

•Total Customers. We count the total number of customers at the end of each period. For purposes of determining our customer count, we treat each end-customer account that has at least one corresponding capacity contract or order form as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. For purposes of determining our customer count, we do not include customers that consume our platform only under on-demand arrangements. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

Use of Forward‑Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Data Cloud, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended October 31, 2020 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the fiscal year ended January 31, 2021.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake delivers the Data Cloud — a global network where thousands of organizations mobilize data with near-unlimited scale, concurrency, and performance. Inside the Data Cloud, organizations unite their siloed data, easily discover and securely share governed data, and execute diverse analytic workloads. Wherever data or users live, Snowflake delivers a single and seamless experience across multiple public clouds. Snowflake’s platform is the engine that powers and provides access to the Data Cloud, creating a solution for data warehousing, data lakes, data engineering, data science, data application development, and data sharing. Join Snowflake customers, partners, and data providers already taking their businesses to new frontiers in the Data Cloud at Snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020

Revenue	$190,465	$87,692	$592,049	$264,748
Cost of revenue	82,904	34,522	242,588	116,557
Gross profit	107,561	53,170	349,461	148,191
Operating expenses:
Sales and marketing	154,050	80,444	479,317	293,577
Research and development	93,997	29,709	237,946	105,160
General and administrative	59,911	28,129	176,135	107,542
Total operating expenses	307,958	138,282	893,398	506,279
Operating loss	(200,397)	(85,112)	(543,937)	(358,088)
Interest income	1,853	2,299	7,507	11,551
Other income (expense), net	951	(186)	(610)	(1,005)
Loss before income taxes	(197,593)	(82,999)	(537,040)	(347,542)
Provision for income taxes	1,342	255	2,062	993
Net loss	$(198,935)	$(83,254)	$(539,102)	$(348,535)
Net loss per share attributable to common stockholders - basic and diluted	$(0.70)	$(1.67)	$(3.81)	$(7.77)
Weighted-average shares used to compute net loss per share attributable to common stockholders - basic and diluted	284,121,777	49,992,181	141,613,196	44,847,442

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2021	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$820,177	$127,206
Short-term investments	3,087,887	306,844
Accounts receivable, net	294,017	179,459
Deferred commissions, current	32,371	26,358
Prepaid expenses and other current assets	66,200	25,327
Total current assets	4,300,652	665,194
Long-term investments	1,165,275	23,532
Property and equipment, net	68,968	27,136
Operating lease right-of-use assets	186,818	195,976
Goodwill	8,449	7,049
Intangible assets, net	16,091	4,795
Deferred commissions, non-current	86,164	69,516
Other assets	89,322	19,522
Total assets	$5,921,739	$1,012,720
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,647	$8,488
Accrued expenses and other current liabilities	125,315	62,817
Operating lease liabilities, current	19,650	18,092
Deferred revenue, current	638,652	327,058
Total current liabilities	789,264	416,455
Operating lease liabilities, non-current	184,887	193,175
Deferred revenue, non-current	4,194	2,907
Other liabilities	6,923	8,466
Redeemable convertible preferred stock	—	936,474
Stockholders’ equity (deficit)	4,936,471	(544,757)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$5,921,739	$1,012,720

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(198,935)	$(83,254)	$(539,102)	$(348,535)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,215	1,265	9,826	3,522
Non-cash operating lease costs	8,635	7,978	33,475	27,712
Amortization of deferred commissions	7,608	5,578	28,841	16,986
Stock-based compensation, net of amounts capitalized	143,651	20,974	301,441	78,399
Net amortization (accretion) of premiums (discounts) on investments	7,513	(310)	8,630	(5,459)
Other	507	200	4,580	1,476
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(125,510)	(78,676)	(116,289)	(116,869)
Deferred commissions	(24,183)	(33,591)	(51,444)	(68,595)
Prepaid expenses and other assets	(32,869)	(1,955)	(62,349)	(10,811)
Accounts payable	928	(9,450)	(2,878)	1,116
Accrued expenses and other liabilities	35,775	20,626	58,252	34,994
Operating lease liabilities	(7,863)	(7,403)	(31,281)	(13,455)
Deferred revenue	201,142	115,226	312,881	222,961
Net cash provided by (used in) operating activities	19,614	(42,792)	(45,417)	(176,558)
Cash flows from investing activities:
Purchases of property and equipment	(11,019)	(4,079)	(35,037)	(18,583)
Capitalized internal-use software development costs	(1,279)	(1,325)	(5,293)	(4,265)
Cash paid for acquisitions, net of cash acquired	—	—	(6,035)	(6,314)
Purchases of intangible assets	(2,190)	—	(8,374)	—
Purchases of investments	(3,624,832)	(105,375)	(4,859,852)	(622,854)
Sales of investments	148,365	10,691	177,070	14,087
Maturities and redemptions of investments	329,348	84,438	700,876	776,424
Net cash (used in) provided by investing activities	(3,161,607)	(15,650)	(4,036,645)	138,495
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	—	478,573	24,121
Proceeds from initial public offering and private placements, net of underwriting discounts	—	—	4,242,284	—
Proceeds from early exercised stock options	—	271	159	6,213
Proceeds from exercise of stock options	22,278	6,387	53,378	27,526
Proceeds from repayment of a nonrecourse promissory note	—	—	2,090	—
Repurchases of early exercised stock options and restricted common stock	—	—	(30)	(391)
Payments of deferred purchase consideration for acquisitions	—	—	(1,164)	—
Net cash provided by financing activities	22,278	6,658	4,775,290	57,469
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(11)	—	(11)	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,119,726)	(51,784)	693,217	19,406
Cash, cash equivalents and restricted cash at beginning of period	3,954,919	193,760	141,976	122,570
Cash, cash equivalents and restricted cash at end of period	$835,193	$141,976	$835,193	$141,976

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended January 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$178,288	94%
Professional services and other revenue	12,177	6%
Revenue	190,465	100%
Year over Year % Growth	117%

Cost of Revenue:
Cost of product revenue	63,770	33%	$(10,171)	$(566)	$—	$53,033	28%
Cost of professional services and other revenue	19,134	11%	(8,702)	—	—	10,432	5%
Total cost of revenue	82,904	44%	(18,873)	(566)	—	63,465	33%

Gross profit (loss):
Product gross profit	114,518		10,171	566	—	125,255
Professional services and other gross profit (loss)	(6,957)		8,702	—	—	1,745
Total gross profit	107,561	56%	18,873	566	—	127,000	67%
Product gross margin	64%		6%	—%	—%	70%
Professional services and other gross margin	(57%)		71%	—%	—%	14%
Total gross margin	56%		11%	—%	—%	67%

Operating expenses:
Sales and marketing	154,050	81%	(52,438)	—	—	101,612	54%
Research and development	93,997	49%	(53,440)	—	—	40,557	21%
General and administrative	59,911	31%	(28,713)	(352)	(44)	30,802	16%
Total operating expenses	307,958	161%	(134,591)	(352)	(44)	172,971	91%
Operating loss	$(200,397)	(105%)	$153,464	$918	$44	$(45,971)	(24%)
Operating margin	(105%)		81%	—%	—%	(24%)

(1) Stock-based compensation expense-related charges included approximately $9.6 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended January 31, 2020
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$82,432	94%
Professional services and other revenue	5,260	6%
Revenue	87,692	100%
Year over Year % Growth	139%

Cost of Revenue:
Cost of product revenue	28,777	33%	$(472)	$(281)	$—	$28,024	32%
Cost of professional services and other revenue	5,745	6%	(496)	—	—	5,249	6%
Total cost of revenue	34,522	39%	(968)	(281)	—	33,273	38%

Gross profit (loss):
Product gross profit	53,655		472	281	—	54,408
Professional services and other gross profit (loss)	(485)		496	—	—	11
Total gross profit	53,170	61%	968	281	—	54,419	62%
Product gross margin	65%		1%	—%	—%	66%
Professional services and other gross margin	(9%)		9%	—%	—%	—%
Total gross margin	61%		1%	—%	—%	62%

Operating expenses:
Sales and marketing	80,444	92%	(5,424)	(16)	—	75,004	86%
Research and development	29,709	34%	(4,929)	—	—	24,780	28%
General and administrative	28,129	32%	(9,758)	—	—	18,371	21%
Total operating expenses	138,282	158%	(20,111)	(16)	—	118,155	135%
Operating loss	$(85,112)	(97%)	$21,079	$297	$—	$(63,736)	(73%)
Operating margin	(97%)		24%	—%	—%	(73%)

(1) Stock-based compensation expense-related charges included approximately $0.1 million of employer payroll tax-related expenses on employee stock transactions.

	Twelve Months Ended January 31, 2021
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$553,794	94%
Professional services and other revenue	38,255	6%
Revenue	592,049	100%
Year over Year % Growth	124%

Cost of Revenue:
Cost of product revenue	193,835	33%	$(18,724)	$(1,696)	$—	$173,415	29%
Cost of professional services and other revenue	48,753	8%	(16,104)	—	—	32,649	6%
Total cost of revenue	242,588	41%	(34,828)	(1,696)	—	206,064	35%

Gross profit (loss):
Product gross profit	359,959		18,724	1,696	—	380,379
Professional services and other gross profit (loss)	(10,498)		16,104	—	—	5,606
Total gross profit	349,461	59%	34,828	1,696	—	385,985	65%
Product gross margin	65%		4%	—%	—%	69%
Professional services and other gross margin	(27%)		42%	—%	—%	15%
Total gross margin	59%		6%	—%	—%	65%

Operating expenses:
Sales and marketing	479,317	81%	(104,537)	(12)	—	374,768	63%
Research and development	237,946	40%	(103,954)	—	—	133,992	23%
General and administrative	176,135	30%	(72,647)	(1,069)	(296)	102,123	17%
Total operating expenses	893,398	151%	(281,138)	(1,081)	(296)	610,883	103%
Operating loss	$(543,937)	(92%)	$315,966	$2,777	$296	$(224,898)	(38%)
Operating margin	(92%)		54%	—%	—%	(38%)

(1) Stock-based compensation expense-related charges included approximately $14.2 million of employer payroll tax-related expenses on employee stock transactions.

	Twelve Months Ended January 31, 2020
	GAAP amounts	GAAP amounts as a % of revenue	Stock-based compensation expense-related charges(1)	Amortization of acquired intangibles	Expenses associated with acquisitions and strategic investments	Non-GAAP amounts	Non-GAAP amounts as a % of revenue
Revenue:
Product revenue	$252,229	95%
Professional services and other revenue	12,519	5%
Revenue	264,748	100%
Year over Year % Growth	174%

Cost of Revenue:
Cost of product revenue	96,622	36%	$(1,919)	$(849)	$—	$93,854	35%
Cost of professional services and other revenue	19,935	8%	(1,732)	—	—	18,203	7%
Total cost of revenue	116,557	44%	(3,651)	(849)	—	112,057	42%

Gross profit (loss):
Product gross profit	155,607		1,919	849	—	158,375
Professional services and other gross loss	(7,416)		1,732	—	—	(5,684)
Total gross profit	148,191	56%	3,651	849	—	152,691	58%
Product gross margin	62%		1%	—%	—%	63%
Professional services and other gross margin	(59%)		14%	—%	—%	(45%)
Total gross margin	56%		1%	1%	—%	58%

Operating expenses:
Sales and marketing	293,577	111%	(20,922)	(58)	—	272,597	103%
Research and development	105,160	40%	(15,786)	—	—	89,374	34%
General and administrative	107,542	41%	(38,257)	—	(328)	68,957	26%
Total operating expenses	506,279	192%	(74,965)	(58)	(328)	430,928	163%
Operating loss	$(358,088)	(136%)	$78,616	$907	$328	$(278,237)	(105%)
Operating margin	(136%)		30%	1%	—%	(105%)

(1) Stock-based compensation expense-related charges included approximately $0.2 million of employer payroll tax-related expenses on employee stock transactions.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2021	2020	2021	2020

Revenue	$190,465	$87,692	$592,049	$264,748

GAAP net cash provided by (used in) operating activities	$19,614	$(42,792)	$(45,417)	$(176,558)
Less: purchases of property and equipment	(11,019)	(4,079)	(35,037)	(18,583)
Less: capitalized internal-use software development costs	(1,279)	(1,325)	(5,293)	(4,265)
Non-GAAP free cash flow	7,316	(48,196)	(85,747)	(199,406)
Add: cash paid for employer payroll tax-related items on employee stock transactions	9,940	105	14,136	217
Non-GAAP adjusted free cash flow	$17,256	$(48,091)	$(71,611)	$(199,189)
Non-GAAP free cash flow margin	4%	(55%)	(14%)	(75%)
Non-GAAP adjusted free cash flow margin	9%	(55%)	(12%)	(75%)